Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Reports Third-Quarter 2008 Results

•	Semiconductor[1] revenue grew 6% sequentially led by record quarterly revenue for PSoC® programmable system-on-chip solutions and West Bridge® peripheral controllers.

•	Distribution of SunPower Class B shares completed on September 29, 2008. As of Q4, Cypress is now a pure-play semiconductor company focused on programmable and proprietary solutions.

•	Revenue from programmable solutions grew from 44.6% of semiconductor[1] revenue in the second quarter to 50.2% in the third quarter.

•	Semiconductor balance sheet is very strong, with cash and investments totaling $371 million and net cash of $302 million.

SAN JOSE, Calif., October 16, 2008—Cypress Semiconductor Corp. (NYSE: CY) today announced that consolidated revenue for the 2008 third quarter was $600.2 million, up 1.3% from $592.3 million for the prior quarter, and up 33.5% from $449.5 million for the year-ago period.

Cypress recorded a GAAP net loss of $23.6 million in the 2008 third quarter, or a diluted loss per share of $0.16. The GAAP results for the third quarter were impacted by significant one-time items that were not used by management in its internal review of Cypress’s core business and operating performance. These items primarily consisted of a gain on the sale of SunPower shares, a loss on the convertible debenture tender offer made during the quarter, a gain on the divestiture of the product lines of Cypress subsidiary Silicon Light Machines, acquisition-related charges, restructuring charges and charges related to the distribution of SunPower—including a material stock-based compensation charge. Last quarter’s diluted earnings per share was $0.14. GAAP diluted earnings per share in the year-ago third quarter was $0.18.

Non-GAAP2 net income for the 2008 third quarter, which excluded the one-time items mentioned above, totaled $52.0 million, or diluted earnings per share of $0.30. That compares with non-GAAP2 diluted earnings per share of $0.28 for the prior quarter and $0.26 for the year-ago third quarter.

As the majority shareholder of SunPower prior to the spin-off on September 29, 2008, Cypress reported consolidated financial results which included SunPower. Following the spin-off, Cypress does not own any shares of SunPower and beginning in the fourth quarter of fiscal 2008, will no longer consolidate SunPower’s financial results. Cypress will present SunPower as a discontinued operation in its historical financial statements for periods prior to the spin-off.

Cypress’s President and CEO T.J. Rodgers said, “This year has been challenging for the semiconductor industry. We are pleased that Cypress was able to grow revenue sequentially during the third quarter on the strength of new proprietary and programmable products and the new customers and end markets related to them.

“The third quarter was also highlighted by the distribution to our shareholders of 42 million class B common shares of SunPower, an asset worth $2.6 billion. We are pleased with the success of the company that we have nurtured and believe that we have delivered on our promise to spin out SunPower for the benefit of our shareholders.

“Looking ahead, we are very cautious, like most companies, about the macroeconomic environment and consumer spending. While we expect revenue and earnings to decrease in the fourth quarter more than the standard seasonal decline, we remain confident in our long-term strategy to drive programmable and proprietary solutions. We are focused on our cost model and maintain a very solid balance sheet positioned to support continued growth and long-term shareholder value.”

BUSINESS REVIEW

+ On a GAAP basis, third-quarter consolidated gross margin was 34.2%. Semiconductor1 gross margin for the third quarter was 44.3%, down 4.2 percentage points from the previous quarter.

+ Non-GAAP2 consolidated gross margin for the third quarter was 37.3%, up 2.3 percentage points from the previous quarter.

+ Non-GAAP2 semiconductor1 gross margin for the third quarter was 50.5%—the third straight quarter above our current 50% target. Non-GAAP2 semiconductor1 gross margin for the previous quarter was 50.7%.

+ In anticipation of the SunPower spin off, Cypress paid down $531.3 million of its convertible debt in the third quarter, leaving a balance of $68.7 million.

+ Semiconductor1 cash and investments totaled $370.8 million with net cash of $302.1 million, providing financial strength and flexibility.

Additional third-quarter data and comparisons relevant to Cypress’s business units are presented below:

Business Unit Summary Financials

(Unaudited)

THREE MONTHS ENDED

September 28, 2008

	CCD[3]	DCD[3]	MID[3]	Other	Total Semiconductor[1]	SPWR	Consolidated
REVENUE ($M)	100.3	37.6	84.1	0.7	222.7	377.5	600.2
Percentage of total revenues	16.7	6.3	14.0	0.1	37.1	62.9	100.0

GROSS MARGIN (%)
On a GAAP basis	44.5%	62.0%	36.1%	24.6%	44.3%	28.3%	34.2%
On a non-GAAP[2] basis	50.7%	68.2%	42.6%	31.7%	50.5%	29.6%	37.3%

	Total Semiconductor[1]	SPWR	Consolidated
NET INCOME (LOSS) ($M)
On a GAAP basis	(35.4)	11.8	(23.6)
On a non-GAAP[2] basis	24.9	27.1	52.0

DILUTED NET INCOME (LOSS) PER SHARE ($)
On a GAAP basis	(0.23)	0.07	(0.16)
On a non-GAAP[2] basis	0.15	0.15	0.30

THREE MONTHS ENDED

June 29, 2008

	CCD[3]	DCD[3]	MID[3]	Other	Total Semiconductor[1]	SPWR	Consolidated
REVENUE ($M)	82.8	34.4	88.9	3.4	209.5	382.8	592.3
Percentage of total revenues	14.0%	5.8%	15.0%	0.6%	35.4%	64.6%	100.0%

GROSS MARGIN (%)
On a GAAP basis	48.9%	64.3%	42.6%	35.1%	48.5%	25.1%	33.4%
On a non-GAAP[2] basis	51.0%	66.5%	44.8%	37.8%	50.7%	26.4%	35.0%

	Total Semiconductor[1]	SPWR	Consolidated
NET INCOME ($M)
On a GAAP basis	7.4	16.0	23.4
On a non-GAAP[2] basis	19.2	28.6	47.8

DILUTED NET INCOME PER SHARE ($)
On a GAAP basis	0.05	0.09	0.14
On a non-GAAP[2] basis	0.12	0.16	0.28

1.	“Semiconductor” includes all of Cypress’s business segments except for SunPower.

2.

Refer to “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.

3.	CCD—Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.

THIRD-QUARTER 2008 HIGHLIGHTS

Programmable product update:

+ Cypress’s programmable solutions business continued to grow in the third quarter. Its PSoC customer base—customers who have generated PSoC revenue for Cypress in the last 12 months—increased to 8,256 customers, up 5.2% quarter-on-quarter and 57.6% year-on-year. Programmable products accounted for 50.2% of Cypress’s core semiconductor business in the third quarter.

+ Cypress introduced a new integrated design tool called PSoC Designer™ 5.0 that combines both code-free and high-level language tools resulting in a highly flexible design tool and accelerated time-to-market.

+ Cypress announced the PSoC® NV family of devices combining Cypress’s flexible PSoC architecture with nonvolatile SRAM (nvSRAM) technologies to deliver failsafe data protection to industrial systems. This integrated electronic “black box” solution is useful in many applications. For example, it could be used in the shipping business to record changes in environmental conditions during transit, such as a package being dropped or exposed to extreme heat or moisture.

+ Cypress and Avnet released an upgraded Spartan-3A FPGA evaluation kit pairing Xilinx’s Spartan-3A field programmable gate array with Cypress’s PSoC device. The kit enables fast FPGA configuration and flash memory reprogramming through a built-in USB interface.

+ Cypress partnered with Europractice to ensure the availability of Cypress solutions to academic institutions in the European Union. The Europractice group provides schools in 38 countries with broad access to advanced technology.

Other business news:

+ Cypress completed a tax-free distribution of its SunPower Class B common stock to Cypress shareholders of record as of September 17. Cypress shareholders received 0.2743 shares of SunPower Class B common stock for every share of Cypress stock. The value of the distribution was $2.6 billion, measured by SunPower’s September 29, 2008 closing price of $60.75.

+ Cypress consolidated its leadership position in the nvSRAM market with the acquisition of Simtek Corp. in an all-cash transaction totaling $44 million. Nonvolatile SRAMs provide the high-speed access of a standard SRAM, but retain data in the event of a power loss.

+ Cypress named Ben Lee senior vice president of worldwide sales. Lee brings 20 years of sales and marketing experience to Cypress, including senior positions with Altera, Trident Microsystems and Apexone.

+ Cypress subsidiary Cypress Envirosystems introduced a family of automated control and monitoring solutions that save money and reduce energy consumption in industrial and medical applications. The new products, powered by Cypress’s PSoC and 2.4-GHz wireless radio technologies, include a wireless pneumatic thermostat that enables remote temperature sensing and control, a wireless gauge reader that clips onto the face of existing gauges to capture and transmit data, a wireless steam trap monitor that detects leaks and failures, and a wireless transducer reader that provides valuable energy-use characterization and baseline data for audits.

About Cypress

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its WirelessUSB radio system-on-chip, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets, including consumer, computation, data communications, automotive and industrial. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the fourth quarter of 2008 and the future, and the assumptions that underlie these statements, are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We use words such as “believe,” “expect,” “future,” “plan” and similar expressions to identify such forward-looking statements that include, but are not limited to, the preliminary results we are reporting for our third fiscal quarter, which remain subject to regular quarter-end review and later audit by our external auditors, statements related to the semiconductor market, the impact of the economy on our businesses and consumer spending, the seasonality and growth of the markets we serve, and our expected revenue growth or decline. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due a variety of uncertainties and risk factors, including but not limited to the growth trends in the semiconductor industry, the instability of the global economy which could impact the markets we serve, consumer spending, our investments, liquidity and cash reserves, as well as our ability to predict revenue for the current and future periods, SunPower’s ability to successfully transition to its new ERP and accounting system and the potential impact of such on our reported results in this press release (which remain subject to regular quarter-end review by our external auditors) and our periodic reports, whether the demand for our programmable portfolio of products, including especially our PSoC and West Bridge products, is fully realized, our ability to achieve the business objectives of our Simtek acquisition, the actions of our competitors, our ability to convert our PSoC marketing and education initiatives into product sales, customer acceptance of Cypress and its subsidiaries’ products as evidenced by design wins, factory utilization, the seasonality in the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any forward-looking statements in this press release.

Cypress, the Cypress logo, PSoC, EZ-USB and West Bridge are registered trademarks of Cypress Semiconductor Corporation. PSoC Designer and WirelessUSB are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 28, 2008	December 30, 2007
ASSETS

Cash, cash equivalents and short-term investments (a)	$628,394	$1,426,405
Accounts receivable, net	334,812	236,275
Inventories, net	323,465	247,587
Property, plant and equipment, net	853,331	714,372
Goodwill and other intangible assets	650,968	593,331
Other assets	587,619	507,979

Total assets	$3,378,589	$3,725,949

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$315,400	$171,126
Deferred income	67,554	38,452
Convertible debt (b)	493,744	1,025,000
Income tax liabilities	67,588	74,157
Other accrued liabilities	324,602	318,382

Total liabilities	1,268,888	1,627,117
Minority interest	492,824	378,400
Stockholders’ equity	1,616,877	1,720,432

Total liabilities and stockholders’ equity	$3,378,589	$3,725,949

(a)	Cash, cash equivalents and short-term investments do not include $63 million and $68 million of auction rate securities classified as long-term investments in “Other assets” as of September 28, 2008 and December 30, 2007, respectively.
(b)	Convertible debt consisted of $269 million classified as short-term and $225 million classified as long-term as of September 28, 2008. All outstanding convertible debt of $1 billion was classified as short-term as of December 30, 2007.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	THREE MONTHS ENDED
	September 28, 2008	June 29, 2008	September 30, 2007
Revenues	$600,181	$592,331	$449,535
Cost of revenues	394,937	394,666	307,536

Gross margin	205,244	197,665	141,999
Operating expenses (credits):
Research and development	60,410	50,205	46,642
Selling, general and administrative	127,368	103,081	70,925
Amortization of acquisition-related intangibles	5,336	5,842	8,812
Gains on divestitures	(9,966)	—	(6,647)
Restructuring charges	7,872	1,958	—

Total operating expenses, net	191,020	161,086	119,732

Operating income	14,224	36,579	22,267
Interest and other income, net	22,070	129	14,048

Income before income tax and minority interest	36,294	36,708	36,315
Income tax provision	(49,382)	(771)	(2,667)
Minority interest, net of tax	(10,480)	(12,531)	(3,825)

Net income (loss)	$(23,568)	$23,406	$29,823

Basic net income (loss) per share	$(0.16)	$0.16	$0.19
Diluted net income (loss) per share	$(0.16)	$0.14	$0.18

Shares used in per-share calculation:
Basic	151,939	150,675	154,850
Diluted	151,939	161,732	165,993

CYPRESS SEMICONDUCTOR CORPORATION

CYPRESS’S OWNERSHIP INTEREST IN SUNPOWER (a)

(In thousands, except percentages)

(Unaudited)

	September 28, 2008	June 29, 2008	September 30, 2007
Number of SunPower class B common shares held by Cypress	42,033	44,533	44,533
Basic ownership %	51%	55%	57%
Diluted ownership %	47%	52%	53%
Voting power %	89%	90%	90%
Fair value of Cypress’s ownership interest in SunPower (b)	$3,495,464	$3,237,994	$3,688,223

(a)	Following the spin-off of SunPower on September 29, 2008, Cypress will no longer consolidate SunPower’s financial results beginning in Q4-FY2008.
(b)	Fair value was determined using SunPower’s closing stock price as of the end of each applicable quarter, which was $83.16 for Q3-FY2008, $72.71 for Q2-FY2008 and $82.82 for Q3-FY2007.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands)

(Unaudited)

	THREE MONTHS ENDED September 28, 2008
	CCD (b)	DCD (b)	MID (b)	Other (b)	Semiconductor (c)	SunPower	Consolidated
GAAP gross margin	$44,679	$23,327	$30,396	$157	$98,559	$106,685	$205,244
Stock-based compensation expense	6,196	2,325	5,411	40	13,972	4,875	18,847
Other acquisition-related expense	1	—	—	—	1	—	1
Changes in value of deferred compensation plan	—	—	—	5	5	—	5

Non-GAAP gross margin	$50,876	$25,652	$35,807	$202	$112,537	$111,560	$224,097

	THREE MONTHS ENDED June 29, 2008
	CCD	DCD	MID	Other	Semiconductor	SunPower	Consolidated
GAAP gross margin	$40,449	$22,161	$37,890	$1,228	$101,728	$95,937	$197,665
Stock-based compensation expense	1,802	750	1,935	76	4,563	5,129	9,692
Other acquisition-related expense	1	—	—	—	1	—	1
Changes in value of deferred compensation plan	—	—	—	21	21	—	21

Non-GAAP gross margin	$42,252	$22,911	$39,825	$1,325	$106,313	$101,066	$207,379

	THREE MONTHS ENDED September 30, 2007
	CCD	DCD	MID	Other	Semiconductor	SunPower	Consolidated
GAAP gross margin	$48,725	$18,296	$31,109	$(447)	$97,683	$44,316	$141,999
Stock-based compensation expense	1,758	367	1,570	108	3,803	3,588	7,391
Other acquisition-related expense	3	—	—	—	3	—	3
Changes in value of deferred compensation plan	—	—	—	(11)	(11)	—	(11)

Non-GAAP gross margin	$50,486	$18,663	$32,679	$(350)	$101,478	$47,904	$149,382

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.
(b)	CCD—Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.
(c)	Semiconductor includes all Cypress’s business segments except for SunPower.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	THREE MONTHS ENDED September 28, 2008			THREE MONTHS ENDED June 29, 2008			THREE MONTHS ENDED September 30, 2007
	Semiconductor	SunPower	Consolidated	Semiconductor	SunPower	Consolidated	Semiconductor	SunPower	Consolidated
GAAP research and development expenses	$54,395	$6,015	$60,410	$45,392	$4,813	$50,205	$42,740	$3,902	$46,642
Stock-based compensation expense	(15,970)	(987)	(16,957)	(5,190)	(972)	(6,162)	(4,146)	(404)	(4,550)
Other acquisition-related expense	(36)	—	(36)	(47)	—	(47)	(80)	—	(80)
Changes in value of deferred compensation plan	(6)	—	(6)	(25)	—	(25)	13	—	13

Non-GAAP research and development expenses	$38,383	$5,028	$43,411	$40,130	$3,841	$43,971	$38,527	$3,498	$42,025

GAAP selling, general and administrative expenses	$81,110	$46,258	$127,368	$61,000	$42,081	$103,081	$44,164	$26,761	$70,925
Stock-based compensation expense	(27,884)	(13,049)	(40,933)	(9,421)	(12,506)	(21,927)	(8,806)	(9,372)	(18,178)
Other acquisition-related expense	(1,161)	—	(1,161)	(40)	—	(40)	(117)	—	(117)
Transaction costs related to SunPower spin-off	(1,839)	—	(1,839)	—	—	—	—	—	—
Changes in value of deferred compensation plan	(5)	—	(5)	(19)	—	(19)	10	—	10
Release of allowance for uncollectible employee loans	40	—	40	—	—	—	6,864	—	6,864

Non-GAAP selling, general and administrative expenses	$50,261	$33,209	$83,470	$51,520	$29,575	$81,095	$42,115	$17,389	$59,504

GAAP operating income (loss)	$(35,987)	$50,211	$14,224	$(8,430)	$45,009	$36,579	$15,472	$6,795	$22,267
Stock-based compensation expense	57,826	18,911	76,737	19,174	18,607	37,781	16,755	13,364	30,119
Acquisition-related expense:
Amortization of acquisition-related intangibles	1,135	4,201	5,336	1,808	4,034	5,842	1,954	6,858	8,812
Other acquisition-related expense	1,198	—	1,198	88	—	88	200	—	200
Transaction costs related to SunPower spin-off	1,839	—	1,839	—	—	—	—	—	—
Changes in value of deferred compensation plan	16	—	16	65	—	65	(34)	—	(34)
Release of allowance for uncollectible employee loans	(40)	—	(40)	—	—	—	(6,864)	—	(6,864)
Gain on divestitures	(9,966)	—	(9,966)	—	—	—	(6,647)	—	(6,647)
Restructuring charges	7,872	—	7,872	1,958	—	1,958	—	—	—

Non-GAAP operating income	$23,893	$73,323	$97,216	$14,663	$67,650	$82,313	$20,836	$27,017	$47,853

GAAP net income (loss)	$(35,355)	$11,787	$(23,568)	$7,394	$16,012	$23,406	$25,222	$4,601	$29,823
Stock-based compensation expense	57,826	18,911	76,737	19,174	18,607	37,781	16,755	13,364	30,119
Acquisition-related expense:
Amortization of acquisition-related intangibles	1,135	4,201	5,336	1,808	4,034	5,842	1,954	6,858	8,812
Other acquisition-related expense	1,198	—	1,198	88	—	88	200	—	200
Transaction costs related to SunPower spin-off	1,839	—	1,839	—	—	—	—	—	—
Changes in value of deferred compensation plan	16	—	16	65	—	65	(34)	—	(34)
Release of allowance for uncollectible employee loans	(40)	—	(40)	—	—	—	(6,864)	—	(6,864)
Gain on divestitures	(9,966)	—	(9,966)	—	—	—	(6,647)	—	(6,647)
Restructuring charges	7,872	—	7,872	1,958	—	1,958	—	—	—
Debt extinguishment loss	170,690	—	170,690	—	—	—	—	—	—
Investment-related gains/losses	(191,817)	—	(191,817)	2,758	—	2,758	586	—	586
Tax effects	21,476	5,186	26,662	(14,057)	(118)	(14,175)	(1,453)	(1,786)	(3,239)
Related minority interest adjustment	—	(12,993)	(12,993)	—	(9,902)	(9,902)	—	(7,860)	(7,860)

Non-GAAP net income	$24,874	$27,092	$51,966	$19,188	$28,633	$47,821	$29,719	$15,177	$44,896

GAAP net income (loss) per share—diluted	$(0.23)	$0.07	$(0.16)	$0.05	$0.09	$0.14	$0.15	$0.03	$0.18
Stock-based compensation expense	0.35	0.12	0.47	0.12	0.11	0.23	0.11	0.07	0.18
Acquisition-related expense:
Amortization of acquisition-related intangibles	0.01	0.03	0.04	0.01	0.02	0.03	0.01	0.04	0.05
Other acquisition-related expense	0.01	—	0.01	—	—	—	—	—	—
Transaction costs related to SunPower spin-off	0.01	—	0.01	—	—	—	—	—	—
Changes in value of deferred compensation plan	—	—	—	—	—	—	—	—	—
Release of allowance for uncollectible employee loans	—	—	—	—	—	—	(0.04)	—	(0.04)
Gain on divestitures	(0.06)	—	(0.06)	—	—	—	(0.04)	—	(0.04)
Restructuring charges	0.05	—	0.05	0.01	—	0.01	—	—	—
Debt extinguishment loss	1.05	—	1.05	—	—	—	—	—	—
Investment-related gains/losses	(1.17)	—	(1.17)	0.02	—	0.02	—	—	—
Tax effects	0.13	0.03	0.16	(0.09)	—	(0.09)	(0.01)	(0.01)	(0.02)
Related minority interest adjustment	—	(0.10)	(0.10)	—	(0.06)	(0.06)	—	(0.05)	(0.05)

Non-GAAP net income per share—diluted	$0.15	$0.15	$0.30	$0.12	$0.16	$0.28	$0.18	$0.08	$0.26

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED EPS CALCULATION

(In thousands, except share price and per-share data)

(Unaudited)

	THREE MONTHS ENDED September 28, 2008		THREE MONTHS ENDED June 29, 2008		THREE MONTHS ENDED September 30, 2007
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Quarterly average stock price	$27.00	$27.00	$27.38	$27.38	$25.76	$25.76

Net income (loss) per share—BASIC:
Net income (loss)	$(23,568)	$51,966	$23,406	$47,821	$29,823	$44,896
Weighted-average common shares outstanding	151,939	151,939	150,675	150,675	154,850	154,850
Net income (loss) per share—BASIC	$(0.16)	$0.34	$0.16	$0.32	$0.19	$0.29

Net income (loss) per share—DILUTED:
Net income (loss)	$(23,568)	$51,966	$23,406	$47,821	$29,823	$44,896
SunPower adjustment and other (a)	—	(1,875)	(838)	(1,513)	(90)	(695)

Net income (loss) for diluted computation	$(23,568)	$50,091	$22,568	$46,308	$29,733	$44,201

Weighted-average common shares outstanding	151,939	151,939	150,675	150,675	154,850	154,850
Effect of dilutive securities:
Convertible debt	—	2,434	3,191	3,191	1,813	1,813
Warrants	—	—	348	348	—	—
Stock options, unvested restricted stock and other	—	10,023	7,518	10,446	9,330	11,604

Weighted-average common shares outstanding for diluted computation	151,939	164,396	161,732	164,660	165,993	168,267

Net income (loss) per share—DILUTED	$(0.16)	$0.30	$0.14	$0.28	$0.18	$0.26

(a)	Includes primarily an adjustment to reflect Cypress’s ownership interest in SunPower on a diluted basis in accordance with SFAS No. 128.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	September 28, 2008			December 30, 2007
	Semiconductor	SunPower	Consolidated	Semiconductor	SunPower	Consolidated
Selected Balance Sheet Data:
Cash, cash equivalents and short-term investments (a)	$332,796	$295,598	$628,394	$1,035,738	$390,667	$1,426,405
Accounts receivable, net	$139,473	$195,339	$334,812	$98,025	$138,250	$236,275
Inventories, net (b)	$132,978	$190,487	$323,465	$107,083	$140,504	$247,587
Property, plant and equipment, net	$316,618	$536,713	$853,331	$336,378	$377,994	$714,372
Goodwill and other intangible assets	$410,327	$240,641	$650,968	$357,701	$235,630	$593,331
Accounts payable	$56,307	$259,093	$315,400	$51,257	$119,869	$171,126
Deferred income	$67,554	$—	$67,554	$38,452	$—	$38,452
Convertible debt (c)	$68,744	$425,000	$493,744	$600,000	$425,000	$1,025,000
Income tax liabilities	$32,035	$35,553	$67,588	$52,666	$21,491	$74,157

(a)	Consolidated balances do not include $63 million ($38 million for Cypress and $25 million for SunPower) and $68 million ($39 million for Cypress and $29 million for SunPower) of auction rate securities, which were classified as long-term investments in “Other assets” as of September 28, 2008 and December 30, 2007, respectively.
(b)	Semiconductor inventories as of September 28, 2008 include $22 million related to the last-time-build program for Cypress’s Texas manufacturing facility, which Cypress is in the process of closing. No such balance was outstanding as of December 30, 2007 as the program started in fiscal 2008. In addition, semiconductor inventories include $8 million and $5 million of capitalized inventories related to SFAS No. 123 ( R ) as of September 28, 2008 and December 30, 2007, respectively.
(c)	Convertible debt consisted of $269 million classified as short-term and $225 million classified as long-term as of September 28, 2008. All outstanding convertible debt of $1 billion was classified as short-term as of December 30, 2007.

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

Cypress presents each non-GAAP financial measure, including the diluted net income (loss) per share, for the following categories: “Semiconductor,” “SunPower,” and “Consolidated.” SunPower was a majority-owned subsidiary of Cypress prior to the spin-off in the fourth quarter of fiscal 2008 and for accounting purposes, Cypress was required to consolidate SunPower’s results. Cypress included two distinct businesses: Semiconductor and SunPower. Semiconductor is Cypress’s traditional core semiconductor business. On the other hand, SunPower is a stand-alone, publicly-traded company specializing in solar power products.

Cypress’s investment community often viewed Cypress as two separate entities prior to the spin-off: Cypress and SunPower. Based on feedback provided by Cypress’s investment community to management, these non-GAAP financial measures divided into “Semiconductor” and “SunPower” were beneficial as they allow Cypress’s investment community to better understand Cypress’s financial performance for the two businesses separately, assess the various methodologies and information used by management to evaluate and measure such performance, and construct their valuation models to better align Cypress’s and SunPower’s results and projections with their applicable competitors and industries.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (2) a settlement loss resulted from the cancellation of a licensing agreement with Simtek following the acquisition, and (3) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. In addition, in all cases, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Transaction costs related to the SunPower spin-off.

Cypress incurred certain non-recurring administrative expenses, including accounting and legal fees, directly related to the SunPower spin-off. Management excludes these expenses from the non-GAAP measures because they do not relate to Cypress’s core business or impact its operating performance. Adjustment of this item allows investors to better compare Cypress’s period-over-period operating results.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investment in Cypress’s common stock under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Release of allowance for uncollectible employee loans.

The allowance for uncollectible employee loans is related to outstanding employee loans under Cypress’s stock purchase assistance plan. Management released a portion of the allowance based on a review of the status of the outstanding loans. Management excludes this non-cash benefit from the non-GAAP measures because it does not relate to Cypress’s core business or impact its operating performance. Adjustment of this item allows investors to better compare Cypress’s period-over-period operating results.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Debt extinguishment loss.

During the third quarter of fiscal 2008, Cypress completed a tender offer of a portion of its convertible debt and incurred a loss related to the extinguishment of the debt. This loss is excluded from the non-GAAP financial measures because such expense has not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition, management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) gain on sale of SunPower common stock, (2) impairment loss related to its investment when it determines the decline in fair value is other-than-temporary in nature, and (3) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Related minority interest adjustment and tax effect.

Cypress adjusts for the minority interest impact and the income tax effect that resulted from the non-GAAP adjustments as described above.